Exhibit 10(iii)(A)(6)
Includes 409A and CIC Changes
FORM FOR NEW PARTICIPANTS
Note: This form should not be used for benefit increases.
Received by HR
The Interpublic Capital Accumulation Plan
Participation Agreement
          WHEREAS,                                          (the “Participant”) is a key executive of The Interpublic Group of Companies, Inc. (“Interpublic”) and its subsidiaries, and has been approved by Interpublic’s Management Human Resources Committee to participate in The Interpublic Capital Accumulation Plan (“CAP”);
          WHEREAS, the Participant has received and reviewed the pamphlet entitled “The Interpublic Capital Accumulation Plan,” as amended and restated effective January 1, 2007, which sets forth the basic terms and conditions of CAP (such pamphlet, as may be amended from time to time, being referred to herein as the “Plan Document”); and
          WHEREAS, the Plan Document provides that certain details with regard to the Participant’s account and other rights and responsibilities under CAP are to be set forth in the Participant’s Participation Agreement;
          NOW, THEREFORE, the undersigned Participant agrees to be bound by the terms of the Plan Document, which terms are incorporated herein by reference, and modified and expanded as follows:
1.	Effective Date. This Participation Agreement shall be effective as of the following date:
•	If the Participant has not participated in any Account Balance Plan (as defined in the Plan Document), and [he] [she] executes and returns this Participation Agreement to Interpublic’s Human Resources Department no later than [insert the 30th day after he first became eligible to participate in CAP], this Participation Agreement shall be effective on the first day of the first calendar month that starts after [he] [she] returns the executed Participation Agreement to Interpublic’s Human Resources Department.

•	If the Participant has participated in any Account Balance Plan (as defined in the Plan Document), or [he] [she] does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by the date specified in the preceding paragraph, this Participation Agreement shall be effective as of January 1st of the first calendar year that starts after [he] [she] returns the executed Participation Agreement to Interpublic’s Human Resources Department.
2.	Credit Amount.
•	The Participant’s dollar credit under CAP for calendar year [insert year in which Participation Agreement first becomes effective] shall be $

[insert amount of prorated credit]; provided, however, that if the Participant does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by [insert the 30th day after he first became eligible to participate in CAP], [he] [she] shall not receive a dollar credit for calendar year (or any subsequent calendar year that begins on or before the date [he] [she] returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department).

•	The Participant’s annual dollar credit under CAP for each full calendar year after the calendar year in which [he] [she] returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department shall be $ .
Dollar credits shall be credited to the Participant’s CAP Account only at the time, and under the circumstances, specified by the Plan Document.

3.	Interest. The Participant’s CAP Account shall be credited with interest on December 31st of each calendar year, starting with the calendar year after the calendar year in which the first dollar credit is added to the Participant’s CAP Account, at the rate specified by the Plan Document. For example, if the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by [insert the 30th day after he first became eligible to participate in CAP], the first dollar credit will be added to the Participant’s CAP Account on December 31, ___, and the first interest credit will be added to the Participant’s CAP Account on December 31, ___ [insert the next year]. If interest were to be credited to the Participant’s CAP Account for 2007, the interest rate for 2007 would be 4.71%.

4.	Vesting. Subject to paragraph 5, below, and the provisions of the Plan Document that are triggered by a Change of Control (as defined in the Plan Document), the Participant’s CAP account is scheduled to become fully vested on the following date (assuming the Participant continues in the employment of Interpublic and its Subsidiaries until such date):
•	If the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by [insert the 30th day after he first became eligible to participate in CAP], the scheduled vesting date will be [insert the third anniversary of the last day of the calendar month in which the Participant returns his executed Participation Agreement; for example, if participant turns in Agreement on 6/15/08, vesting date would be 6/30/11].

•	If the Participant does not return an executed copy of this Participation Agreement to Interpublic’s Human Resources Department by the date specified in the preceding paragraph, the scheduled vesting date will be December 31st of the third calendar year that starts after the Participant returns an executed copy of this Participation Agreement to Interpublic’s Human Resources Department.
5.	Non-Competition and Non-Solicitation. For a period of two (2) years following the termination of the Participant’s employment for any reason, the Participant shall not: (a) accept employment with or serve as a consultant, advisor or in any other capacity to an

Capital Accumulation Plan	Page 2
Participation Agreement – New Participant

Participant

employer that is in competition with the business unit or units of Interpublic by which the Participant is employed (the “Business Unit”); (b) directly or indirectly, either on the Participant’s own behalf or on behalf of any other person, firm or corporation, solicit or perform services for any account that is a client of the Business Unit at the time of the Participant’s termination of employment with the Business Unit or that was a client of the Business Unit at any time within one year prior to the date of the Participant’s termination of employment; or (c) directly or indirectly employ or attempt to employ or assist anyone else to employ any person who is at such time or who was within the six-month period immediately prior to such time in the employ of the Business Unit. If the Participant breaches any provision of this paragraph 5, [he] [she] shall forfeit all of the interest that has been or will be credited to [his] [her] CAP account.

The Participant acknowledges that these provisions are reasonable and necessary to protect Interpublic’s legitimate business interests, and that these provisions do not prevent the Participant from earning a living. If at the time of enforcement of any provision of this Agreement, a court shall hold that the duration, scope, or area restriction of any provision hereof is unreasonable under circumstances now or then existing, the parties hereto agree that the maximum duration, scope, or area reasonable under the circumstances shall be substituted by the court for the stated duration, scope, or area.

6.	Form of Payment. Subject to the special rules set forth in the Plan Document that apply following a Change of Control (as defined in the Plan Document), and the remaining provisions of this paragraph 6, the Participant’s vested benefit under CAP (if any) shall be distributed in the following form [check one]:

___Lump sum

___Monthly installments over 10 years*

___Monthly installments over 15 years*

* Notwithstanding the election above, if the Participant terminates employment before age 55, or before being credited with at least five years of participation in CAP, [his] [her] vested benefit under CAP (if any) will automatically be paid in a lump sum.

The Participant may not change the form in which [his] [her] benefit under CAP will be paid, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.

7.	Benefit Commencement Date. Interpublic shall begin paying the Participant’s vested benefit at the time prescribed by the Plan Document. The Participant may not change the time at which payment of [his] [her] benefit under CAP begins, except to the extent (if at all) that the Plan Document permits the Participant to make such a change.

8.	Relationship to Plan Document. This Participation Agreement is intended to be executed and administered in conjunction with the Plan Document, which is incorporated herein by reference. To the extent that this Participation Agreement does not address an issue, the applicable terms and provisions of the Plan Document shall govern such issue. To the extent that any term or provision of this Participation Agreement is inconsistent with a

Capital Accumulation Plan	Page 3
Participation Agreement – New Participant

Participant

term or provision of the Plan Document, the term or provision of this Participation Agreement shall govern.

9.	Complete Statement. This Participation Agreement is a complete statement of the Participant’s benefit and other rights under CAP. Any change to the terms of this Participation Agreement or to the Participant’s rights under CAP shall be adopted by executing an amendment or supplement to the Plan Document or to this Participation Agreement.

10.	Knowing and Voluntary Agreement. By signing this Participation Agreement, the Participant acknowledges that —
•	[he] [she] has received and reviewed the Plan Document and this Participation Agreement,

•	[he] [she] fully understands the terms of the Plan Document and this Participation Agreement, and

•	[he] [she] is entering into this Participation Agreement voluntarily.
          IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and the Participant have caused this Participation Agreement to be executed.

The Interpublic Group of Companies, Inc.			Participant

BY:

Timothy A. Sompolski Executive Vice President, Chief Human Resources Officer

DATE:		DATE:

Return to Interpublic’s Human Resources Department.

For HR Use Only

Effective Date:

Vesting Date:

First Dollar Credit: $                    , to be credited on December 31,

First Interest Credit: To be credited on December 31,

Capital Accumulation Plan	Page 4
Participation Agreement – New Participant

Participant

INTER PUBLIC GROUP

BENEFICIARY DESIGNATION: Capital Accumulation Plan

Participant's Name______________________________ **Soc. Sec. No:** ____________________

Home Address ____

City______________________________ **State** __________________**Zip**__________

Date of Birth ____________________

Daytime Telephone Number __________________ **Evening Telephone Number** __________________

❑ ***Please check box if your address has changed within the last year.*** ❑ **I am married.** ❑ **I am not married.**

Primary Beneficiary Designation

I hereby designate such of the following person(s) who shall survive me as my Primary Beneficiary(ies):

1.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
2.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
3.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
				Total = 100%

Contingent Beneficiary Designation

If no Primary Beneficiary named above shall survive me, I designate such of the following person(s) who shall survive me as my Contingent Beneficiary(ies).

1.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
2.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
3.	Name	Relationship	Date of Birth	Percentage Share*
	Address		Social Security No.	
				Total = 100%

*If no percentage is designated, beneficiaries will share equally. If any of my Primary Beneficiaries (or, if applicable, my Contingent Beneficiaries), predecease me, his or her benefits will be shared among my surviving Primary (or, if applicable, Contingent) Beneficiaries in accordance with the proportionate shares of the surviving beneficiaries designated above or, if no percentage is designated, equally.

Consent of Spouse

If a party other than the participant's spouse is named as Primary Beneficiary above, this designation is valid only if the participant's spouse (if any) consents below to the participant's designation of the Primary Beneficiary(ies) and only if the spouse's consent is witnessed by a notary public.

I, ________________________, am the spouse of the above-named participant. I hereby consent to the designation of the Primary Beneficiary(ies) specified above.

____________________________ ________________

Spouse's Signature Date

STATE OF ____________ COUNTY OF: __________ ss:

On __________________, before me personally came ________________________; to me known and known to me to be the individual described as the spouse herein who executed the foregoing consent and duly acknowledged to me that he/she freely executed same.

____

Notary Public My Commission Expires:

Execution of Beneficiary Designation

__________________________________ ____________________

Participant's Signature Date